Exhibit 4.6

                                 MAXXIM MEDICAL,
                                      INC.

                      SENIOR MANAGEMENT STOCK PURCHASE PLAN

        THIS SENIOR MANAGEMENT STOCK PURCHASE PLAN (this "Plan") is adopted by the Board of Directors (the "Board of Directors") of MAXXIM MEDICAL, INC., a Texas corporation (the "Company"), effective as of the 9th day of May, 1997 (the "Adoption Date").

        1. PURPOSE. The purpose of this Plan is to advance the interests of the Company and its subsidiaries by providing stock ownership opportunities to senior management of the Company, or any parent or subsidiary of the Company, who contribute significantly to the management, growth and financial success of the Company and its subsidiaries. The Company recognizes that aligning executive officers' and key employees' personal interests more closely with those of the shareholders and with the Company's financial performance will benefit the long term growth of the Company while aiding it in attracting and retaining employees of exceptional ability.

        2. ADMINISTRATION. The Board of Directors shall, in its discretion, establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and shall have full authority and power to interpret and construe any provision of the Plan. Decisions of the Board of Directors shall be final, binding and conclusive on all persons who have an interest in the Plan. The Board of Directors may, in its discretion, appoint a committee consisting of two or more persons, each of whom are non-employee directors to administer this Plan.

        3. AMOUNT OF STOCK. The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company to be available for purchase pursuant to this Plan shall not exceed 400,000 shares (the "Shares"). If any Shares available for purchase hereunder are not subscribed for in accordance with the terms of this Plan, such Shares will be available for future rights to purchase granted to eligible recipients hereunder.

        4. ELIGIBILITY AND PARTICIPATION. Only executive officers or persons deemed to be key employees of the Company or any parent or a subsidiary of the Company may purchase Shares pursuant to the Plan(the "Purchasers"). Future as well as present employees(in- cluding employees who are directors) shall be eligible to be Purchasers under the Plan. Directors who are not employees of the Company or a parent or a subsidiary of the Company shall not be eligible to be Purchasers under the Plan. The names of the Purchasers currently eligible to participate in the Plan, and the number of shares each is eligible to purchase, are listed on Exhibit A hereto.
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       5. VOLUNTARY AND DISCRETIONARY NATURE OF PLAN. The granting of the right to purchase Shares under this Plan shall be entirely discretionary with the Board of Directors, and nothing in this Plan shall be deemed to give any employee of the Company or of any parent or subsidiary of the Company any right to participate in this Plan or to purchase Shares. Nothing herein may be construed to limit or restrict the right of the Company or any parent or subsidiary of the Company to terminate the employment of any Purchaser at any time, with or without cause, or to increase or decrease the compensation of such Purchaser from the rate of compensation in existence at the time the Purchaser received the right to purchase Shares under the Plan. Purchasers are under no obligation to purchase any or all of the Shares made available for purchase by them.

         6. PRICE. The purchase price per share of Common Stock under this Plan shall be $13.00 per share the closing sale price per share of the Common Stock on the New York Stock Exchange on April 30, 1997. Payment for the Shares shall be made by means of a full recourse promissory note in the form attached hereto as Exhibit B (the "Promissory Note"), the payment of which shall be partially secured by a pledge of the Shares.

        7. RIGHTS AS SHAREHOLDER. Upon execution of the Promissory Note in payment for the Shares, the Company shall cause to be issued to the Purchaser a certificate representing the number of Shares purchased, and the Purchaser will be the record holder of such Shares with all rights of a shareholder with respect thereto, including the right to vote such Shares and the right to receive all dividends and distributions declared and paid with respect to such Shares, subject to the pledge of such dividends and distributions to the Company under the Promissory Note. Each certificate representing Shares will be deposited by the Purchaser receiving such certificate with the Company, together with a stock power endorsed in blank in fulfillment of the pledge of the Shares. Until the payment in full of the related Promissory Notes, the certificates will bear a legend stating that such Shares were acquired under this Plan and are governed by the terms and provisions hereof and the related Subscription Agreement and Promissory Note.

        8. RIGHTS UPON TERMINATION. If the employment of the Purchaser with the Company is terminated for any reason other than Purchaser's death at any time prior to the payment in full of the Promissory Note given in payment for his Shares, then the maturity date of the Promissory Note shall be accelerated to the date and under the circumstances described below:

        (a) FOR CAUSE. If the Purchaser's employment with the Company is terminated for Cause, as hereinafter defined, then the maturity date of the Promissory Note of that Purchaser shall be immediately

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accelerated to the effective date of termination for Cause established by the
Company. For purposes of this Plan, the Company shall have "Cause" to terminate the Purchaser's employment upon (A) the willful and continued failure by the Purchaser to substantially perform his duties to the Company (other than any such failure resulting from the Purchaser's incapacity due to physical or mental illness) or regular failure to follow the specific directives of the Board, after demand for substantial performance that specifically identifies the manner in which the Company believes the Purchaser has not substantially performed his duties is delivered by the Company, or (B) the willful engaging by the Purchaser in misconduct which is materially injurious to the Company, monetarily or otherwise. No act, or failure to act, on the Purchaser's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Purchaser shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Purchaser setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Purchaser, together with his counsel, to be heard before the Board, and (iii) delivery to the Purchaser of a notice of termination finding that, in the good faith opinion of the Board, the Purchaser was guilty of conduct set forth above and specifying the particulars thereof in detail.

        (b) WITHOUT CAUSE. If the Purchaser's employment with the Company is terminated by the Company without Cause, or by the Purchaser or the Company because of a Change in Control of the Company (as defined below), or if his health shall become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, then the maturity date of the Promissory Note of that Purchaser shall be immediately accelerated to the date that is six months after the effective date of termination established by the Company, but in no event later than the stated maturity date under the Promissory Note. For purposes of this Plan, "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if
(X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or the Purchaser, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, or (Y) during any period of two consecutive years while the Promissory Notes are outstanding, individuals who at the Adoption Date constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning

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
of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. If the Purchaser's employment is terminated without Cause because of the impairment of his health as described above, the Purchaser shall furnish the Company with a written statement from a qualified doctor to such effect and, at the Company's request, the Purchaser shall submit to an examination by a doctor selected by the Company. Such doctor must concur in the conclusion contained in the written statement furnished by the Purchaser in order for the termination to be considered to be without Cause and not voluntary on the part of the Purchaser.

        (c) VOLUNTARY. If the Purchaser's employment with the Company is terminated voluntarily by the Purchaser, then the maturity date of the Promissory Note of that Purchaser shall be immediately accelerated to the date that is three months after the effective date of termination established by the Company, but in no event later than the stated maturity date under the Promissory Note.

        9. FORFEITURE OF GAIN. If the Purchaser sells the Shares prior to the expiration of three years from the effective date of the sale of the Shares to him for any reason other than pursuant to a Change in Control of the Company, or a merger, acquisition or other corporate transaction pursuant to which the Shares are effectively sold, converted or transferred by operation of law, then fifty percent (50%) of any gain realized by the Purchaser upon such sale shall be forfeited and paid over to the Company immediately upon such sale. The purpose of this forfeiture is to further and promote the purpose of this Plan as stated in Section 1 hereof, and therefore shall not be applicable to the sale of Shares by the heirs or legal representatives of a Purchaser in the event of his death.

        10. REGISTRATION OF SHARES. Although it is the intention of the Company to register the sale of the Shares under the Securities Act prior to their sale under this Plan, all Purchasers of the Shares will be required to agree that, unless such Shares have been registered or may otherwise be sold pursuant to an available exemption from such registration under the Securities Act, the Shares may not be sold without the prior approval of the Company. The Shares will be purchased by the Purchaser pursuant to the terms of the Subscription Agreement attached hereto as Exhibit C. The Purchasers may also be considered to be affiliates, as that term is defined in Rule 144, and be subject to further restrictions on the sale of the Shares. The Company may require that a legend be placed on all certificates representing any Shares with respect to the foregoing restrictions.

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
        11. AMENDMENT OF THE PLAN. The Board of Directors may from time to time alter, amend, suspend or discontinue this Plan and make rules for its administration.

        12. ASSIGNABILITY. The rights to purchase the Shares under this Plan shall not be transferable or assignable by the Purchaser, and the Shares may be purchased only by the Purchaser during his lifetime. Except as otherwise provided herein, the provisions of this Plan shall be binding on the heirs, successors and legal representatives of the Company and the Purchasers.

        13. EXHIBITS. The list of Purchasers and number of Shares available for purchase by each attached as Exhibit A, the Promissory Note attached as Exhibit B, and the Subscription Agreement attached as Exhibit C, are hereby incorporated into this Plan by reference.

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
                                    EXHIBIT A

   PURCHASER                           NO. OF SHARES

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
                                                                       EXHIBIT B

       THIS NOTE IS ISSUED TO SECURE PAYMENT FOR SHARES OF MAXXIM MEDICAL,
         INC. STOCK SOLD TO THE MAKER UNDER THE SENIOR MANAGEMENT STOCK
        PURCHASE PLAN OF THE COMPANY (THE "PLAN") AND IS GOVERNED BY THE
          TERMS AND CONDITIONS OF THE PLAN AND THE RELATED SUBSCRIPTION
     AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST BY THE MAKER AT
                      THE EXECUTIVE OFFICES OF THE COMPANY.

                                 PROMISSORY NOTE

$___________                     Houston, Texas                     May __, 1997


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of MAXXIM MEDICAL, INC. (the "Company"), at its principal executive offices, the principal sum of _______________________________________________ DOLLARS
($________________), in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. This Note shall not bear interest, except as specifically set forth below in the event of default hereon.

        This Note shall be due and payable in full three years from the date set forth hereinabove, subject to acceleration upon termination of the Maker's employment with the Company under the conditions and to the dates as described in the Plan. The undersigned Maker shall have the right and privilege of prepaying this Note at any time or times, in whole or in part, without notice or penalty, in principal amounts of no less than $5,000. All past due installments of principal shall bear interest at the highest rate permitted by applicable law, or if no such maximum rate is established by applicable law, then at the rate of eighteen percent (18%) per annum.

        The Maker, as well as any persons or entities to become liable for the payment of this Note, hereby expressly waive demand or presentment for payment of this Note, notice of nonpayment, protest, suit, acceleration, intention to accelerate, diligency and/or any notice of, or defense on account of, the extension of time of payment or change in the method of payments, and/or any modification of the terms hereof or of the Plan or any instrument securing or guaranteeing the payment hereof, and consent to any and all renewals and extensions in the time of payment hereof, and/or any modification of the terms hereof or of the Plan or any instrument securing or guaranteeing the payment hereof, and to any substitutions, exchange or release of any security herefor or the release of any party primarily or secondarily liable herefor, and further agree that the acceptance of late payment hereunder by the Company, waiver or other forgiveness of any other defaults by Maker, shall not constitute a waiver by the Company of any subsequent defaults, late payments or other violations of the Maker's obligations hereunder and/or in the terms of any instrument securing or guaranteeing the payment hereof.

        If this Note is not paid when due (whether the same becomes due by acceleration or otherwise) and is placed in the hands of an attorney for collection, or if suit is filed hereon, or if this Note shall be collected by legal proceedings or through a probate or bankruptcy court, the undersigned Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

        This Note shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in Texas. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

        The payment of this Note is secured by the pledge of ____________ shares of Common Stock of Maxxim Medical, Inc., $.001 par value, sold to Maker pursuant to the Plan, together with all proceeds, monies, income and benefits attributable or accruing to said property which Maker is or may hereafter become entitled to receive on account of said property, including, but not by way of limitation, all dividends and other distributions on or with respect thereto whether payable in cash, stock or other property and all subscription and other rights (collectively, the "Collateral"). Maker hereby pledges, assigns, transfers, delivers and grants to the Company a security interest in the Collateral to secure performance and payment of all obligations and indebtedness of Maker hereunder, and delivers the certificate representing the Collateral to the Company, together with a stock power endorsed in blank, to secure such pledge. This pledge of and grant of a security interest in the Collateral shall not be construed as relieving Maker from full personal liability on this Note and for any deficiency thereon, or impair or affect any other security for the payment of this Note.

         A portion of the Collateral may be released from this pledge upon partial payment of the Note without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this pledge as to the Collateral not expressly released, and this pledge shall continue as a first and prior lien and charge on all of the Collateral not expressly released until this Note has been paid in full. Partial release of the Collateral upon prepayment of a portion of the principal amount of the Note may be made in the sole discretion of the Company in the amounts deemed appropriate by it, and subject to the further provisions of the Plan.

        All notices hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, first class, registered or certified mail, postage prepaid, if addressed to the respective parties hereto at their addresses as shown in the corporate records of the Company.

        IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.

                                     MAKER:
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                                     ----------------------------------

                                     Name:_____________________________

The Company as secured party:

MAXXIM MEDICAL, INC.


By________________________________

                                                                       EXHIBIT C

                             SUBSCRIPTION AGREEMENT

        This Subscription Agreement dated effective as of May __, 1997, by and between Maxxim Medical, Inc., a Texas corporation (the "Company"), and the undersigned officer of the Company (the "Shareholder")

                                   WITNESSETH

        WHEREAS, the Board of Directors of the Company has adopted a Senior Management Stock Purchase Plan (the "Plan") pursuant to which the Shareholder has been given the opportunity to purchase up to ______ shares of the common stock, $.001 par value, of the Company (the "Shares"), under the terms and conditions contained in that Plan; and

        WHEREAS, the Shareholder desires to purchase certain of the Shares upon the terms and for the consideration set forth in the Plan;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. SUBSCRIPTION AND PAYMENT. Shareholder hereby subscribes to purchase the number of Shares set forth on the signature page of this Subscription Agreement at a purchase price of $13.00 per share, as established by the Plan. As consideration for the purchase of the Shares, Shareholder is delivering to the Company, and the Company hereby acknowledges receipt of, his promissory note payable to the Company in the aggregate principal amount of the purchase price of the Shares indicated on the signature page hereof, and the stock certificates evidencing the Shares pledged to the Company to secure payment of the note.

        2. REPRESENTATIONS AND WARRANTIES. The Shareholder hereby represents and warrants to the Company, its officers, directors, stockholders, affiliates, agents, employees and representatives as follows:

        (a) INVESTMENT INTENT. (I) the Shares are being acquired solely for the account of the Shareholder, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof, (ii) the Shareholder has no contract, understanding, undertaking agreement or arrangement with any person except for the Company to sell, transfer or pledge to any person the Shares or any part thereof, (iii) the Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement, (iv) the Shareholder understands the legal consequences of the foregoing representations and warranties to mean that the Shareholder must bear the economic risk of the investment in the Shares for an indefinite period of time, (v) the Shareholder has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of acquiring the Shares, and (vi) the Shareholder acknowledges that the acquisition of the Shares involves a high degree of risk which may result in the loss of the total amount of Shareholder's investment in the Shares.

        (b) SECURITIES COMPLIANCE. The Shareholder understands that no sale, distribution, transfer or other disposition of the Shares can be made by the Shareholder unless the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), and applicable securities laws of any other relevant jurisdiction, or exemptions from such registrations are available, as evidenced by an opinion of counsel satisfactory to the Company, with respect to the proposed sale, distribution, transfer or other disposition. Any purchaser on resale or transferee of the Shares will also be required to meet the suitability requirements applicable to the Shareholder, and such purchaser or the Shareholder will be required to bear all expenses of such transfer (including the costs of any legal advice or opinions required).

        (c) EXPERIENCE. Shareholder is an executive officer or key employee of the Company and is knowledgeable and experienced in investments involving medical products and services generally, and the business and prospects of the Company specifically. Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the risks of any investment in the Shares and making an informed investment decision.

        (d) NO GENERAL SOLICITATION. The Shares have been offered to the Shareholder without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, shareholders, employees, agents or representatives.

        (e) ACCESS TO INFORMATION. The Shareholder has (i) read the Company's Annual Report on Form 10-K for the fiscal year 1996, the Company's proxy statement and annual report furnished to shareholders for their annual meeting on April 3, 1997, the Company's Form 10-Q for the quarter ended February 2, 1997 and any other reports or documents required to be filed under the Securities Exchange Act of 1934, as amended, by the Company since the last fiscal year end,
(ii) had an opportunity to ask questions and receive answers concerning the actual and proposed business and affairs of the Company, and is satisfied with the results thereof, and (iii) been given access, if requested, to all documents with respect to the Company or the Plan, as well as to such other information that the Shareholder has requested, in order to evaluate fully the merits and risks of an investment in the Shares.

        (f) EXEMPT STATUS. The Shareholder understands that the Shares to be sold hereunder are being offered and sold in reliance upon exemptions from registration under the Act and state securities laws. The Shareholder understands that the Company and its officers, directors, shareholders, agents, employees and representatives are relying on, among other things, the representations and warranties of the Shareholder set forth herein in offering and selling the Shares to the Shareholder in reliance upon exemptions available under the Act and state securities laws.

        (g) DOMICILE. The Shareholder is a bona fide resident of the State of
____________.

        3. RESTRICTIONS ON TRANSFER. In addition to the restrictions set forth above, the Shareholder understands and agrees that (i) the Company is under no obligation to register the Shares or to perfect any exemption for resale of the Shares under applicable securities laws, (ii) if they are

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
not registered the Shares will be restricted securities, and must be fully paid for, and the Promissory Note given in consideration therefor fully paid and canceled, for a full year under Rule 144, before a public resale of the Shares can be made and (iii) a legend may be placed on each certificate evidencing any of the Shares and stop transfer instructions may be issued by the Company to restrict the resale, pledge, hypothecation or other transfer of the Shares in contravention of this Agreement.

        4. IMPUTED INTEREST. Shareholder understands and acknowledges that under currently applicable law the Shareholder may be required to include in his taxable income the value of imputed interest on the promissory note paid for the Shares; provided, however, that the Shareholder may at his option pay to the Company interest at the rate that would be imputed under applicable law.

        5. NOTICE. All communications hereunder will be in writing and, if sent to the Shareholder, will be mailed, delivered or faxed to Shareholder at the address set forth in the records of the Company, or if sent to the Company, will be mailed, delivered or faxed to its principal executive offices, Attention:
Chief Executive Officer.

        6. SPOUSAL CONSENT. If Shareholder is married, Shareholder's spouse must execute and deliver to the Company a spousal consent in the form set forth on the signature page hereof with all of the blanks appropriately completed. If such consent is not executed on the date this Agreement is delivered to the Company, Shareholder shall be deemed to have represented and warranted to the Company that Shareholder is not married and that no person has any community property interest in the Shares.

        7. AMENDMENT. This Agreement may not be modified or amended except by written instrument executed by or on behalf of each of the parties hereto.

        8. WAIVERS. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        9. ENTIRE AGREEMENT. This Agreement and the Plan, including the exhibits, documents and agreements expressly referred to herein and therein, constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement. There are no oral or unwritten agreements between the parties.

        10. SEVERABILITY. If any provision of this Agreement, or the application of such provision

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
to any person or circumstances, shall be declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

        11. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the date first above written.

Maxxim Medical, Inc.:                    The Shareholder:

----------------------------             -----------------------------------
Kenneth W. Davidson, President           Name:______________________________

                                         No. of Shares Subscribed For:__________

                                         Principal Amount of Note: _____________


                          SPOUSAL CONSENT AND AGREEMENT

        The undersigned spouse of ______________________ joins in the Subscription Agreement set forth above (the "Agreement") with respect to any interest, community property interest or otherwise, in the Shares that may be issued under the Agreement and the promissory note and related pledge of shares to the Company in exchange for such Shares. The undersigned has read the Agreement, is not acting under any coercion, and has had the opportunity to retain independent counsel for personal representation purposes and to explain the legal consequences of this Spousal Consent and Agreement. The undersigned agrees that any termination of the undersigned's marriage to the Shareholder named above for any reason shall not have the effect of removing any Shares otherwise subject to the Agreement from the coverage thereof.

Date:   _______________________, 1997.

                                            --------------------------------

                                            Print Name_______________________

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